Exhibit 20.1
Page 1 of 3

Navistar Financial 1994-A Owner Trust
For the Month of February 1997
Distribution Date of March 17, 1997

Original Pool Amount                    $280,021,471.35

Beginning Pool Balance                   $51,030,159.26
Beginning Pool Factor                         0.1822366

Principal and Interest Collections:
  Principal Collected
    (Including Servicer Advance Repay)    $5,803,638.39
  Interest Collected                        $314,291.65

Additional Deposits:
  Repurchase Amounts                              $0.00
  Liquidation Proceeds/Recoveries               $142.69
Total Additional Deposits                       $142.69

Repos/Chargeoffs                             $23,693.18
Aggregate Number of Notes Charged Off                29

Total Available Funds                     $6,118,072.73

Ending Pool Balance                      $45,202,827.69
Ending Pool Factor                            0.1614263

Servicing Fee                                $42,525.13

Repayment of Servicer Advances                    $0.00

Reserve Account:
  Beginning Balance                       $5,620,060.68
  Target Percentage                                6.50%
  Target Balance                                    N/A
  Minimum Balance                         $5,600,429.43
  (Release)/Deposit                         $(19,631.25)
  Ending Balance                          $5,600,429.43

Current Weighted Average APR:                     8.352%
Current Weighted Average Remaining Term (months):  17.8

                                           Dollars       Notes
Delinquencies:
  Installments:
     1-30 days                             878,379.82      590
    31-60 days                             141,150.58      111
    60+ days                                92,351.17       33

    Total                                1,111,881.57      601

  Balances:  60+ days                    1,160,358.52       33

Memo Item - Reserve Account

  Prior Month                           $5,600,429.43
  + Invest. Income                          19,631.25
  + Transfer from Collections Account            0.00
    Beginning Balance                   $5,620,060.68

Exhibit 20.1
Page 2 of 3

Navistar Financial 1994-A Owner Trust
For the Month of February 1997

                                                              NOTES
                                                      CLASS A-1
                                     TOTAL          (MONEY MARKET)   CLASS A-2      CERTIFICATES
Original Pool Amount
 Distributions:                  $280,021,471.35  $89,606,000.00  $180,614,000.00  $9,801,471.35
 Distribution Percentages                                  0.00%           95.50%          4.50%
 Turbo Percentages                                       100.00%            0.00%          0.00%
 Coupon                                                   4.531%           5.930%         6.260%

Beginning Pool Balance            $51,030,159.26
Ending Pool Balance               $45,202,827.69
Collected Principal                $5,803,638.39
Collected Interest                   $314,291.65
Charge-Offs                           $23,693.18
Liquidation Proceeds/Recoveries          $142.69
Servicing                             $42,525.13
Cash Transfer to Reserve Account           $0.00
  Total Collections Available      $6,075,547.60
    for Debt Service

Beginning Balance                 $45,214,883.53           $0.00   $41,947,438.63  $3,267,444.90

Interest Due                         $224,335.43           $0.00      $207,290.26     $17,045.17
Interest Paid                        $224,335.43           $0.00      $207,290.26     $17,045.17
Principal Due                      $5,827,331.57           $0.00    $5,565,101.65    $262,229.92
Principal Paid                     $5,827,331.57           $0.00    $5,565,101.65    $262,229.92
Turbo Principal                            $0.00           $0.00            $0.00          $0.00

Ending Balance                    $39,387,551.96           $0.00   $36,382,336.98  $3,005,214.98
Note/Certificate Pool Factor
 (Ending Balance/Original Pool Amount)                               0.2014369705   0.3066085561

Total Distributions                $6,051,667.00           $0.00    $5,772,391.91    $279,275.09

Interest Shortfall                         $0.00           $0.00            $0.00          $0.00
Principal Shortfall                        $0.00           $0.00            $0.00          $0.00
 Total Shortfall (required from Reserve)   $0.00           $0.00            $0.00          $0.00

Excess Servicing                      $23,880.60

Beginning Reserve Account Balance  $5,620,060.68    See also Memo Item on Page 1 regarding Reserve Account
(Release)/Draw                       $(19,631.25)
Ending Reserve Account Balance     $5,600,429.43

Exhibit 20.1
Page 3 of 3

Navistar Financial 1994-A Owner Trust
For the Month of February 1997


Trigger Events:  A) Loss Trigger
                 B) Delinquency Trigger
                 C) Noteholders Percentage Trigger

                                  5               4              3               2               1
                               Oct 1996        Nov 1996       Dec 1996        Jan 1997        Feb 1997

Beg. Pool Balance          $68,378,586.60  $63,352,416.13  $59,198,061.43  $54,961,016.61  $51,030,159.26

A) Loss Trigger:
Principal of Contracts
  Charged off                 $139,276.75     $102,684.32      $30,149.48       $2,477.79      $23,693.18
Recoveries                    $162,015.05     $211,505.35     $259,757.38      $11,160.22         $142.69

Total Charged off
  (Months 5,4,3)              $272,110.55
Total Recoveries
  (Months 3,2,1)               271,060.29
Net Loss/(Recoveries)
  for 3 Mos.                   ($1,050.26)(a)

Total Balance
  (Months 5,4,3)          $190,929,064.16(b)

Loss Ratio Annualized [(a/b)(12)]  0.0066%

Trigger:  Is Ratio> 1.5%               No

B) Delinquency Trigger:
   Balance delinquency 60+ days                           $1,032,680.99     $988,506.61   $1,160,358.52
   As % of Beginning Pool Balance                              1.74445%        1.79856%        2.27387%
   Three Month Average                                         0.93066%        1.48839%        1.93896%

Trigger:  Is Average> 2.0%             No

C) Noteholders Percent Trigger:    2.0000%
   Ending Reserve Account Balance
    not less than 1% of Initial
    Aggregate Receivables Balance

Trigger: Is Minimum < 1.0%             No

Navistar Financial Corporation


by:  /s/ R. W. CAIN
         R. W. CAIN
         Vice President and Treasurer